Exhibit 99.28 (q)(i)

POWER OF ATTORNEY

I, THE UNDERSIGNED, being a Director of Old Westbury Funds, Inc. (the “Corporation”), an open-end management investment company, organized as a Maryland corporation, do hereby constitute and appoint James V. Catano Esq., Yvette M. Garcia, Esq., Megan C. Johnson, Esq. and Nicola Knight, Esq., and each of them individually, my true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with:

(i) The Securities Act of 1933, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration under such Securities Act of 1933, as amended, of shares of stock of the Corporation to be offered by the Corporation;

(ii) the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the Corporation under the Investment Company Act of 1940, as amended; and

(iii) state securities and tax laws and any rules, regulations, orders or other requirements of state securities and tax commissions, in connection with the registration (or exemption therefrom) under state securities laws of the Corporation and with the registration (or exemption therefrom) under state securities laws of shares of stock of the Corporation to be offered by the Corporation;

including specifically but without limitation of the foregoing, power and authority to sign the name of the Corporation in its behalf and to affix its seal, and to sign the name of such Director or officer in his or her behalf as such Director or officer to any amendment or supplement (including post-effective amendments) to the registration statement or statements of the Corporation, and to execute any instruments or documents filed or to be filed as a part of or in connection with compliance with state securities or tax laws; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 14th day of October, 2025.

/s/ Diane Durnin

Diane Durnin